CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kelyniam Global, Inc.

Little Rock, Arkansas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2008, relating to the financial statements of Kelyniam Global, Inc as of December 31, 2007 and 2006 and for the years then ended and for the period from December 30, 2005 (inception) through December 31, 2007. We also consent to the reference to our firm under the heading  "Experts"  appearing herein.

/s/ Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

April 3, 2008